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Exhibit 23.1.2
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 of the Registration Statement and related Prospectus of Generex Biotechnology Corporation ("the Company") on Form S-3. File No. 333-106519 of our report dated September 14, 2000 on the consolidated financial statements of the Company for the year ended July 31, 2000, appearing in the Annual Report on Form 10-K, which consolidated financial statements are incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




WithumSmith+Brown, P.C.
New Brunswick, New Jersey
August 15, 2003

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